Annual Meeting of Shareholders May 16, 2016 Exhibit 99.1

Source: SNL, Banks further slash branch counts, Summary of Deposits report shows, September 28, 2015 92,043 99,550 2005 2006 2007 2008 2009

92,043 99,550 93,283 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Source: SNL, Banks further slash branch counts, Summary of Deposits report shows, September 28, 2015

Sources: ABA Surveys 21% 17% 25% 32% 1% 12% 2009 2015 Branches Internet Banking Mobile

“First Internet Bank is a wonderful bank that makes it easy and convenient to do business with. Also, they offer great rates on checking accounts and credit cards. I am very happy that I switched to banking with them.” -Jkells1, iPhone user “I work at a bank, but use First IB instead. They have better products and services and no crappy fees. Likewise, this app is great for viewing balances and depositing checks.” -MitchDubya, iPhone user “Deposit feature best of any bank! I love this bank, the customer service rocks, and the deposit feature works the first time, every time! Thank you, thank you! You make banking so easy!” -Michelle, Android user “Eye[print] ID Rules. I wish all my apps had this.” -Tim, Android user

“Great app for a great bank. Not that this review means much; if you're wise enough to bank with First IB you're using this already.” --Seth, Android user “Been with the bank for 15 years now and they never stop to amaze me with their excellent and personal customer service and state of the art technology platform.” --deepgrowl, Android user “They just do it right! I have always been impressed with First IB since 2000 and they just seem to do it right. They think about the customer experience and I am always able to get the attention I need.” --App-auling, iPhone user “Love this bank, love this app! I have been with them almost since internet banking began, they r great at keeping up w technology, and u can’t beat their service. This is the last bank I’ll ever need.” --Dan L, iPhone user

Source: The Indianapolis Star, Glassdoor.com “Unique banking organization with experienced management team not afraid to try new things.” “The people are great and easy to work with, and very supportive.” “Rewards hard work. The environment is great.” “The incredibly talented and experienced bankers I work with every day. Years of experience and professionalism.” “The work environment and facilities are outstanding. The opportunities for advancement and professional development have been better than I have seen at any other company I worked for. First Internet Bank is also very active in the local community.”

Dollar values in millions $358 $1,041 $636 $1,528 2012 2013 2014 2015 1Q16 Total Loans Total Assets

Source: Company data and SNL Financial. Financial data as of March 31, 2016. Peer data represents media value of component companies. SNL Micro Cap US Banks represent publicly traded micro cap banks with a market capitalization of less than $250 million. Peer data based on index components as of May 31, 2016. 41% 218% SNL Micro Cap US Banks First Internet Bank 5 Year Loan Growth 35% 183% SNL Micro Cap US Banks First Internet Bank 5 Year Deposit Growth

31% 64% 33% 24% 36% 12% 2012 2013 2014 2015 1Q16 Commercial Residential Real Estate Consumer

Dollar values in millions $14 $106 $13 $47 2012 2013 2014 2015 1Q16 Commercial & Industrial Owner-Occupied CRE

Dollar values in millions $84 $513 2012 2013 2014 2015 1Q16

1.62% 0.32% 2012 2013 2014 2015 1Q16 NPAs / Total Assets

1.23% 0.04% 2012 2013 2014 2015 1Q16 NPLs / Total Loans

0.69% 0.03% 2012 2013 2014 2015 2016 NCOs / Average Loans

Dollar values in millions $531 $1,243 1.58% 1.17% 2012 2013 2014 2015 1Q16 Deposits Cost of Total Interest-Bearing Liabilities

2.51% 2.78% 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16

Dollar values in thousands $4,866 $9,141 $1,511 $2,540 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Income Noninterest Income

Dollar values in thousands $6,377 $11,681 $5,438 $7,005 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Net Interest Income + Noninterest Income Noninterest Expense

Quarterly net income dollar values in thousands $600 $2,432 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 Net Income Diluted EPS

Price performance comparison for January 1, 2012 through May 2, 2016. Source: SNL Financial 0 100 200 300 400 500 1/2012 5/2012 9/2012 1/2013 5/2013 9/2013 1/2014 5/2014 9/2014 1/2015 5/2015 9/2015 1/2016 5/2016 INBK SNL Micro Cap US Bank NASDAQ Price Change (%) 92.4 281.8 82.7

Investor Relations www.firstinternetbancorp.com investors@firstib.com NASDAQ: INBK